Exhibit 99.1

Ethan Allen Reports Fiscal 2026 Second Quarter Results; Robust Balance Sheet and Strong Margins Despite Economic Challenges including Government Shutdown; Well-Positioned Moving Forward

DANBURY, CT – January 28, 2026 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today reported its results for the fiscal 2026 second quarter ended December 31, 2025.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased to report our second quarter financial and operating results, which include strong margins and a robust balance sheet despite a challenging environment, including the U.S. government shutdown. We continue to strengthen many areas of our vertically integrated enterprise, including our talent, product offerings, marketing, technology, retail network, manufacturing, logistics and social responsibility. As the interior design destination with a strong North American manufacturing presence, we are building on our reputation for handcrafted quality, our unique blend of personal service combined with technology and our vision of classic design from a modern perspective.”

“For the second quarter ended December 31, 2025, we reported consolidated net sales of $149.9 million, gross margin of 60.9%, adjusted operating income of $13.5 million, adjusted operating margin of 9.0% and adjusted diluted EPS of $0.44. Written order growth was impacted by a difficult prior year comparison and macroeconomic challenges, including the government shutdown. Our adjusted operating margin of 9.0% reflects a strong gross margin of 60.9% combined with our focus on cost control and operational efficiencies while making incremental strategic marketing investments. Total cash and investments of $179.3 million at December 31, 2025 included the payment of $10.0 million in regular quarterly cash dividends and $2.9 million of capital expenditures as we return capital to shareholders and reinvest in our business. We are also pleased to announce that yesterday our Board approved a regular quarterly cash dividend of $0.39 per share, payable on February 25, 2026.”

“As we enter the 2026 calendar year, our 94th year of operation, we are well-positioned and thankful for the continued hard work of our 3,149 talented and dedicated associates that support our iconic Ethan Allen brand. Recent product introductions are beginning to resonate with our clients as we operate our repositioned and refreshed 172 retail design centers throughout North America and more internationally. Our ability to offer relevant high-quality products, provide complimentary interior design service and manufacture 75% of the custom furniture in our own North American facilities is a major advantage for us and positions the Company well as we navigate the current operating environment. We look forward to continuing our progress and remain cautiously optimistic,” concluded Mr. Kathwari.

FISCAL 2026 SECOND QUARTER HIGHLIGHTS*

●	Consolidated net sales of $149.9 million; prior year $157.3 million
-	Retail net sales of $134.3 million; same as prior year
-	Wholesale net sales of $79.1 million; prior year $86.8 million
●	Written orders
-	Retail segment written orders 17.9% lower
-	Wholesale segment written orders decreased 19.3%
●	Consolidated gross margin of 60.9%; prior year 60.3%
●	Selling, general and administrative expenses increased 1.5% over last year
●	Increased marketing spend by 25.2% to $4.9 million; equals 3.2% of consolidated net sales
●	Operating margin of 9.5%; adjusted operating margin of 9.0%; adjusted prior year 11.5%
●	Diluted EPS of $0.46; adjusted diluted EPS of $0.44; adjusted prior year $0.59
●	Paid total cash dividends of $10.0 million or $0.39 per share in November 2025
●	Capital expenditures were $2.9 million; $3.8 million a year ago
●	Ended the quarter with $179.3 million in total cash and investments; no outstanding debt

●	Inventories, net totaled $141.9 million at December 31, 2025, down 0.1% from a year ago
●	Ended the quarter with total headcount of 3,149; 5.1% fewer than a year ago and 30.7% less than December 2019
●

Operated 172 Ethan Allen retail design centers in North America, including 142 Company-operated and 30 independently owned and operated; recently relocated the Company’s San Diego, California design center to a new, inviting and inspirational space

●

In October 2025, the Company held its annual convention at its headquarters and livestreamed across the world; under the theme of Always Moving Forward, the program honored Ethan Allen’s history, reviewed initiatives in manufacturing, logistics, technology, marketing and retail, and celebrated interior designers both for achievement in written sales and design excellence

●

The Sustainable Furnishings Council and the National Wildlife Federation awarded Ethan Allen a “High Score” on their 2025 Wood Furniture Scorecard for its commitment to the use of sustainable wood in furniture manufacturing

●

Ethan Allen’s upholstery operation in Silao, Mexico was recently awarded the Great Place to Work® certification for the eighth consecutive year; in addition to this designation, the Silao operation was recognized as “Empresa Socialmente Responsible” (Environmentally and Socially Responsible) for the seventh consecutive year

●	Ethan Allen completed its climate-related financial risk report in December 2025, which summarizes the outcome of the climate risk assessment conducted across the Company’s operations in California

* See reconciliation of GAAP to adjusted key financial measures in the back of this release; comparisons are to the fiscal 2025 second quarter

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended December 31,		Six months ended December 31,
	2025	2024	2025	2024
Net sales	$149,916	$157,260	$296,900	$311,597
Gross profit	$91,271	$94,837	$181,469	$188,706
Gross margin	60.9%	60.3%	61.1%	60.6%
GAAP operating income	$14,228	$18,157	$24,195	$35,722
Adjusted operating income*	$13,468	$18,163	$24,039	$35,960
GAAP operating margin	9.5%	11.5%	8.1%	11.5%
Adjusted operating margin*	9.0%	11.5%	8.1%	11.5%
GAAP net income	$11,744	$15,004	$22,195	$29,723
Adjusted net income*	$11,176	$15,008	$22,078	$29,900
GAAP diluted EPS	$0.46	$0.59	$0.87	$1.16
Adjusted diluted EPS*	$0.44	$0.59	$0.86	$1.17
Cash flows from operating activities			$15,005	$26,699

* See reconciliation of GAAP to adjusted key financial measures in the back of this release

BALANCE SHEET and CASH FLOW

Cash and investments totaled $179.3 million at December 31, 2025 compared with $196.2 million at June 30, 2025. The decrease during the first six months of fiscal 2026 was due to $26.3 million in cash dividends paid and capital expenditures of $5.3 million, partially offset by $15.0 million in cash generated from operating activities.

Cash from operating activities totaled $15.0 million during fiscal 2026, a decrease from $26.7 million in the prior year period due to lower net income and changes in working capital, including lower customer deposits and a decrease in accrued compensation and benefits based on timing of payroll.

Cash dividends paid during the first six months of fiscal 2026 totaled $26.3 million, which included a special cash dividend of $6.4 million, or $0.25 per share, and regular quarterly cash dividends totaling $19.9 million.

Inventories, net totaled $141.9 million at December 31, 2025, an increase of 0.7% since June 30, 2025 as new product introductions were partially offset by higher designer floor sample sales.

Customer deposits from undelivered written orders totaled $63.6 million at December 31, 2025, down from $75.1 million at June 30, 2025 as delivered sales outpaced incoming retail written orders. Wholesale backlog was $49.8 million at December 31, 2025, an increase of 2.0% during the first half of fiscal 2026 due to timing of incoming contract orders.

No debt outstanding at December 31, 2025.

DIVIDENDS

On October 28, 2025, the Company’s Board of Directors declared a $0.39 per share regular quarterly cash dividend, which was paid on November 26, 2025. More recently, on January 27, 2026, the Board of Directors declared a regular quarterly cash dividend of $0.39 per share, payable on February 25, 2026 to shareholders of record as of February 11, 2026.

CONFERENCE CALL

Ethan Allen will host a conference call today, January 28, 2026, at 5:00 p.m. Eastern Time to discuss these results. The conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the live conference call:

●	U.S. Toll-Free:877-705-2976
●	International: 201-689-8798
●	Conference ID:13757116

An archived recording of the conference call will be available on the Company’s Investor Relations website referenced above for six months. A telephone replay will also be available for one month following the call.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), named America’s #1 Premium Furniture Retailer by Newsweek for three consecutive years, is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow Ethan Allen on Facebook, Instagram, and LinkedIn.

Investor Relations Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this release.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic initiatives, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic indicators, business conditions and industry performance. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “pandemic,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2025 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2025	2024	2025	2024
Net sales	$149,916	$157,260	$296,900	$311,597
Cost of sales	58,645	62,423	115,431	122,891
Gross profit	91,271	94,837	181,469	188,706
Selling, general and administrative expenses	77,858	76,674	157,555	152,746
Restructuring and other charges, net of gains	(815)	6	(281)	238
Operating income	14,228	18,157	24,195	35,722
Interest and other income, net	1,549	2,029	5,647	4,227
Interest and other financing costs	60	63	119	123
Income before income taxes	15,717	20,123	29,723	39,826
Income tax expense	3,973	5,119	7,528	10,103
Net income	$11,744	$15,004	$22,195	$29,723

Net income per diluted share	$0.46	$0.59	$0.87	$1.16
Diluted weighted average common shares	25,608	25,625	25,618	25,622

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	June 30,
	2025	2025
ASSETS
Current assets
Cash and cash equivalents	$64,274	$76,178
Investments, short-term	75,067	59,955
Accounts receivable, net	4,494	6,066
Inventories, net	141,936	140,893
Prepaid expenses and other current assets	26,272	26,841
Total current assets	312,043	309,933

Property, plant and equipment, net	207,736	210,238
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	107,908	109,173
Deferred income taxes	325	369
Investments, long-term	39,989	60,030
Other assets	1,637	2,228
Total ASSETS	$714,766	$737,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$23,189	$22,137
Customer deposits	63,566	75,068
Accrued compensation and benefits	17,706	23,625
Current operating lease liabilities	26,396	27,403
Other current liabilities	4,988	4,618
Total current liabilities	135,845	152,851

Operating lease liabilities, long-term	94,751	96,263
Deferred income taxes	2,483	2,054
Other long-term liabilities	3,604	3,662
Total LIABILITIES	236,683	254,830

Shareholders’ equity
Ethan Allen Interiors Inc. shareholders’ equity	478,171	482,355
Noncontrolling interests	(88)	(86)
Total SHAREHOLDERS’ EQUITY	478,083	482,269
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$714,766	$737,099

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

(Unaudited)
(In thousands, except per share data)	Three months ended				Six months ended
	December 31,				December 31,
	2025	2024	% Change		2025	2024	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$14,228	$18,157	(21.6%	)	$24,195	$35,722	(32.3%	)
Adjustments (pre-tax)*	(760)	6			(156)	238
Adjusted operating income*	$13,468	$18,163	(25.8%	)	$24,039	$35,960	(33.2%	)

Consolidated Net sales	$149,916	$157,260	(4.7%	)	$296,900	$311,597	(4.7%	)
GAAP Operating margin	9.5%	11.5%			8.1%	11.5%
Adjusted operating margin*	9.0%	11.5%			8.1%	11.5%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$11,744	$15,004	(21.7%	)	$22,195	$29,723	(25.3%	)
Adjustments, net of tax*	(568)	4			(117)	177
Adjusted net income	$11,176	$15,008	(25.5%	)	$22,078	$29,900	(26.2%	)
Diluted weighted average common shares	25,608	25,625			25,618	25,622
GAAP Diluted EPS	$0.46	$0.59	(22.0%	)	$0.87	$1.16	(25.0%	)
Adjusted diluted EPS*	$0.44	$0.59	(25.4%	)	$0.86	$1.17	(26.5%	)

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended		Six months ended
(In thousands)	December 31,		December 31,
	2025	2024	2025	2024
Beecher Falls, Vermont fire	$(813)	$-	$(978)	$-
Lease exit costs	-	-	550	-
Severance and other charges	(2)	6	147	238
Other non-restructuring charges	55	-	125	-
Adjustments to operating income	$(760)	$6	$(156)	$238
Related income tax effects on non-recurring items(1)	192	(2)	39	(61)
Adjustments to net income	$(568)	$4	$(117)	$177

(1)   Calculated using the marginal tax rate for each period presented.